                                                                  Exhibit 3.13

                                    DELAWARE     Page 1
                                ---------------
                                THE FIRST STATE


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "BELCHER CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF AUGUST, A.D. 1989, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE ELEVENTH DAY OF DECEMBER, A.D. 1996, AT 4 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.





                                                       /s/ Harriet Smith Windsor
                                     [SEAL]            -------------------------
                                                       Harriet Smith Windsor,
                                                       Secretary of State

2204798  8100H                                         AUTHENTICATION:  2653874

030618135                                                        DATE:  09-25-03

                          CERTIFICATE OF INCORPORATION
                                       OF
                              BELCHER CORPORATION

                                     FIRST

         The name of the corporation is Belcher Corporation.

                                     SECOND

         The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

                                     THIRD

         The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. In connection therewith, the corporation shall possess and exercise all of the powers and privileges granted by the General Corporation Law of Delaware or this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

                                     FOURTH

         The total number of shares of stock which the corporation shall have the authority to issue is one hundred (100) shares of Common Stock, without par value.

                                     FIFTH

     The name and mailing address of the Sole Incorporator of the Corporation is as follows:

              NAME            MAILING ADDRESS

          Cindy Victor        1800 Society Building
                              Cleveland, OH 44114-2688


                                     SIXTH

     The Directors of the corporation shall have the power to adopt, amend, or repeal the by-laws of the corporation.

                                    SEVENTH

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

     THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of August, 1989.


                             /s/  Cindy Victor
                          ---------------------------
                                 (Cindy Victor)
                              (Sole Incorporator)


182\20573ACA.312

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 12/11/1996
960365316 - 2204798

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

     Belcher Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of Belcher Corporation adopted the following resolution on the 21st day of August, 1996.

     Resolved, that the registered office of Belcher Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Belcher Corporation has caused this statement to be signed by Michael L. Miller, its Secretary, this 4th day of Nov., 1996.


                                                          /s/ Michael L. Miller